Exhibit 2

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

BRADLEY L. RADOFF

Purchase of Common Stock	5,550	2.8883	08/24/2026
Purchase of Common Stock	4,450	2.9296	08/24/2026
Purchase of Common Stock	2,500	2.9180	08/25/2026
Purchase of Common Stock	2,500	2.8788	08/26/2026
Purchase of Common Stock	5,000	2.8740	08/26/2026
Purchase of Common Stock	5,000	2.9296	08/27/2026
Purchase of Common Stock	2,500	2.9369	08/27/2026
Purchase of Common Stock	5,000	2.9130	08/27/2026
Purchase of Common Stock	2,500	2.8482	08/28/2026
Purchase of Common Stock	5,000	2.8347	08/28/2026
Purchase of Common Stock	5,000	2.8199	08/28/2026
Purchase of Common Stock	5,000	2.7755	08/28/2026
Purchase of Common Stock	5,000	2.7861	08/28/2026
Purchase of Common Stock	5,000	2.8110	08/28/2026
Purchase of Common Stock	10,000	2.8309	08/31/2026
Purchase of Common Stock	5,000	2.8009	09/01/2026
Purchase of Common Stock	10,000	2.7837	09/01/2026
Purchase of Common Stock	10,000	2.7981	09/01/2026
Purchase of Common Stock	10,000	2.7969	09/01/2026
Purchase of Common Stock	5,000	2.8036	09/02/2026
Purchase of Common Stock	5,000	2.8100	09/03/2026
Purchase of Common Stock	5,000	2.7931	09/03/2026
Purchase of Common Stock	5,000	2.8086	09/04/2026
Purchase of Common Stock	5,000	2.8183	09/04/2026
Purchase of Common Stock	5,000	2.7710	09/09/2026
Purchase of Common Stock	5,000	2.7067	09/09/2026
Purchase of Common Stock	5,000	2.6940	09/09/2026
Purchase of Common Stock	5,000	2.6562	09/09/2026
Purchase of Common Stock	2,500	2.7020	09/10/2026
Purchase of Common Stock	2,500	2.6385	09/10/2026
Purchase of Common Stock	5,000	2.5340	09/18/2026
Purchase of Common Stock	500	2.4150	10/02/2026
Purchase of Common Stock	1,500	2.3150	10/05/2026
Sale of Common Stock	(402,000)	2.6805	10/21/2026
Sale of Common Stock	(100,000)	2.7456	10/22/2026
Sale of Common Stock	(100,000)	2.7396	10/22/2026
Sale of Common Stock	(200,000)	2.7341	10/23/2026